Exhibit No. 23

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-108128) of Cott Corporation of our report dated June 16, 2004 relating to the financial statements of Cott Beverages San Bernardino Savings & Retirement Plant, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida
June 28, 2004